EXHIBIT 10.3

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                      NOTE
                                      ----
$5,000,000.00                                                  November 26, 2002

                  FOR VALUE RECEIVED, Phone1, Inc., a Florida corporation (the "Borrower"), having a principal office at 100 North Biscayne Blvd, Suite 2500, Miami, FL 33131, IRREVOCABLY AND UNCONDITIONALLY PROMISES to pay to the order of GNB Bank Panama S.A. ("Lender") on the Repayment Date (as defined below) at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama (the "Office"), or such other place, as may be designated by the Lender in a written notice given to the Borrower, in lawful money of the United Sates of America in New York Clearing House funds, the principal sum of five million ($5,000,000.00) United States Dollars (the "Principal Amount"). The Repayment Date shall occur on the earliest of (i) October 31, 2003; (ii) the occurrence of an Event of Default; or (iii) March 31, 2003, if on or prior to such date, neither Borrower, Phone1Globalwide, Inc. ("Global") nor Globaltron Communications Corporation ("GCC" and together with Global, the "Guarantors") have received a loan from any person other than Lender, for a period of 12 months in the principal amount of at least US$5,000,000.

                  The Borrower shall pay interest in respect of the unpaid Principal Amount from the date hereof until the Repayment Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Prime rate which Citibank N.A. announces from time to time as its Prime rate (the "Interest Rate"), the Interest Rate to change when as such Interest Rate changes, plus 2%. If principal or interest on the Principal Amount is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid Principal Amount at a rate per annum equal to 5% in excess of the Interest Rate but not in excess of usury laws. Accrued (and theretofore unpaid) interest in respect of the Principal Amount shall be payable (i) monthly in arrears commencing on December 31, 2002; or (ii) in the occurrence of an Event of Default, on demand. Interest is calculated on the basis of a year of 360 days and actual days elapsed.

                  The Lender may elect (either prior to the Repayment Date or after the Repayment Date, if this Note has not been fully paid) to convert this
Note in whole or in part, as elected by the Lender into (i) such number of shares of common stock of Global or (ii) such number of securities of Global into which any other lender with conversion rights elects to convert its debt, equal to the Principal Amount and interest accrued that the Lender elects to convert divided by the Per Share Price (as defined below). In the event that the Lender exercises its conversion right with respect to only a portion of the outstanding principal amount and/or accrued interest under this Note, that portion of the principal amount not so converted shall continue to accrue interest and shall be repayable by the Borrower in accordance with the terms hereof and the Borrower shall issue a new promissory note to the Lender in substantially the form of the surrendered Note, in an aggregate principal amount equal to the remaining unpaid principal balance of the surrendered Note.

                  For purposes hereof, "Per Share Price" shall mean $.40; provided that if Global, prior to the Repayment Date (i) equity at a price per share below $.40 or (ii) any type of debt or equity security convertible into equity of Global at a price per share below $.40, then the Per Share Price shall be such number below $.40; provided, further, that the Per Share Price shall also be subject to appropriate adjustment for stock splits, combinations, recapitalizations, reorganizations and similar events

                  All payments under this Note shall be made without deduction or withholding for and free and clear of any taxes, levies, imposts or duties of any nature, present or future, unless such deduction or withholding is required by law, in which event the undersigned shall pay such additional amounts as shall result in the recipients of such amounts as would have been received by it hand no such deduction or withholding been required.

                  The Borrower shall pay on demand all losses, costs and expenses, if any (including collection, enforcement and reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

                   The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                   No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to conflict of law principles.

                  Any proceedings with respect to the interpretation of this Note or the rights and obligations of the undersigned shall be exclusively brought in the United States District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York and the undersigned waives the right to object to the jurisdiction or venue of either such Court or to claim it is inconvenient forum.


                                            PHONE1, INC.

                                            By: /s/ Dario Echeverry
                                            Name:   Dario Echeverry
                                            Title:  Chief Executive Officer


                                    GUARANTY

         Phone1Globalwide, Inc. ("Global") and Globaltron Communications Corporation ("GCC"), each having principal office at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33131, each, jointly and severally, irrevocably and unconditionally guarantee the full and prompt payment when due of the principal amount of and interest on this Note. Each of Global and GCC understands, agrees and confirms that the Lender may enforce this guaranty obligation up to the full amount due by Borrower against either of Global or GCC without proceeding against Borrower or the other of them. Each of Global and GCC irrevocably and unconditionally promises to pay Borrower's obligations to the Lender, or order, on demand when due, in lawful money of the United States of America. The guaranty provided herein shall constitute a guarantee of payment and not of collection.

         Each of Global and GCC hereby waives notice of acceptance of this guaranty obligation and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Lender against, and any other notice to, any party liable thereon (including Global or GCC).

         The obligations of each of Global and GCC herein are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever.


                            GLOBALTRON COMMUNICATIONS
                            CORPORATION


                             By: /s/ Dario Echeverry
                             Name:   Dario Echeverry
                             Title:  Chief Executive Officer


                             PHONE1GLOBALWIDE, INC.


                             By: /s/ Dario Echeverry
                             Name:   Dario Echeverry
                             Title:  Chief Executive Officer